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                                                                   EXHIBIT 10.15

                  Summary of Non-Employee Director Compensation

      Commencing January 1, 2005, directors who are not employees of Sterling Construction Company, Inc. or its subsidiaries shall be paid fees according to the following schedule:

Annual Fees

-     All Directors..................................................     $7,500

-     All Directors (at the Annual Meeting of Stockholders)..........     A ten-year option to purchase
                                                                          5,000 shares of Sterling Common
                                                                          Stock at market on the date of
                                                                          grant and vesting in full on the
                                                                          date of grant.

Additional Annual Fees

-     Chairman of the Audit Committee................................     $7,500

-     Chairman of the Compensation Committee.........................     $2,500

Meeting Fees

-     Regularly Scheduled In-Person Board Meeting....................     $1,250

-     Regularly Scheduled Telephone Board Meeting....................     $1,000

-     Unscheduled Telephone Board Meeting............................     $  500

-     Audit Committee Meeting (including the Chairman)...............     $  750

-     Compensation Committee Meeting (including the Chairman)........     $  750

      Notwithstanding the foregoing, in order to save the company the travel expenses of directors living outside of the North American continent, such directors may attend in-person meetings of the Board of Directors by telephone, but shall nevertheless be paid an attendance fee as if they had attended in person.

      The foregoing fees shall also constitute compensation for service on the board of directors of any subsidiary of Sterling Construction Company, Inc.

      All directors shall be reimbursed for their reasonable out-of-pocket travel and lodging expenses incurred in attendance at meetings of the board and board committees of Sterling Construction Company, Inc. and its subsidiaries.